UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 15, 2024

Scholar Rock Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street, 3rd Floor, Cambridge, MA 02142
(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SRRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2024, the Board of Directors (the “Board”) of Scholar Rock Holding Corporation (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board to eleven (11) directors and subsequently appointed Katie Peng to join the Board, effective February 15, 2024, filling the vacancy created by the increase in the size of the Board. The Board determined that Ms. Peng is independent under the listing standards of NASDAQ and the Company’s corporate governance guidelines. Ms. Peng will serve as a Class II director with a term expiring at the annual meeting of stockholders to be held in 2026.

As a non-employee director, Ms. Peng will receive cash compensation and an equity award for her Board service, in accordance with the Company’s non-employee director compensation policy, as amended from time to time. Ms. Peng is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Peng and any other persons pursuant to which she was selected as a director. In addition, Ms. Peng will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors.

On February 15, 2024, Amir Nashat informed the Company that he will not stand for reelection as a Class II director at the Company’s annual meeting of stockholders in 2024 (the “Annual Meeting”). Mr. Nashat’s decision to not stand for reelection was not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Mr. Nashat will continue to serve as a member of the Board and a member of the Audit Committee of the Board (the “Audit Committee”) until the Annual Meeting. In connection with Ms. Peng’s appointment as a member of the Board, the Board also appointed her to the Audit Committee, effective as of the Annual Meeting, upon Mr. Nashat’s departure from the Board and the Audit Committee. Following the appointment of Ms. Peng, the Company’s Audit Committee will consist of Joshua Reed (Chair), Richard Brudnick and Ms. Peng. The compositions of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Science, Innovation & Technology Committee will remain unchanged.

On February 15, 2024, the Company issued a press release announcing the appointment of Ms. Peng to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by the Company on February 15, 2024, furnished hereto.

104 Cover Page Interactive Data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: February 15, 2024	By:	/s/ Junlin Ho
Junlin Ho
General Counsel & Corporate Secretary